Exhibit 10.100

AMENDMENT TO

AMENDED AND RESTATED

MANAGEMENT COMPENSATION AGREEMENT

AMENDMENT dated as of March 20, 2012, to the Amended and Restated Management Compensation Agreement for the Chief Executive Officer of Pinnacle Airlines Corp. dated as of November 30, 2011 (the “Agreement”) by and between Pinnacle Airlines Corp., a Delaware corporation (“Company”) and SEAN E. MENKE (“Executive”).

RECITALS

WHEREAS, Company and Executive wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Company and Executive, intending to be legally bound, hereby agree as follows:

1.           Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.

2.           Changes to Attachment “A”.

2.1           Base Salary.  The Base Salary provision in Attachment “A” to the Agreement is amended by changing “$425,000” to “$675,000”.

2.2           Annual Bonus.  The Annual Bonus provision in Attachment “A” to the Agreement is amended by adding the following proviso to the end of the first sentence thereof:

; provided that, for the 2012 fiscal year, Executive’s bonus shall be calculated as if Base Salary were $425,000.

2.3           Long-Term Incentive (Cash Award).  The Long-Term Incentive provision in Attachment “A” to the Agreement is amended by adding the following proviso to the end of the first sentence of the “Cash Award” subsection:

; provided that Executive shall not be entitled to a cash award under the 2012 LTIP based upon the 2012 fiscal year.

2.4           Incoming Relocation.  The Incoming Relocation provision in Attachment “A” to the Agreement is amended by changing “nine months” in the second sentence thereof to “twenty-one months”.

3.           Additional Responsibilities.  Appendix 1 to the Agreement is amended by adding the following responsibilities to the end thereof:

2012 Restructuring Responsibility

The CEO oversees the Company’s restructuring initiative:

•	Designs and implements a comprehensive financial and operational restructuring plan for the Company that is calculated to maximize the value of the enterprise.

•	Manages relationships with employee, creditor and shareholder constituencies during the restructuring initiative.

•	Negotiates the restructuring of key business relationships to drive increased profitability and sustainability.

4.           Governing Law.  The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Tennessee, without regard to principles of conflicts of laws.

5.           Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the day and year first above written.

PINNACLE AIRLINES CORP.

By:	/s/ Donald J. Breeding
Donald J. Breeding
Chairman of the Board

EXECUTIVE

By:	/s/ Sean E. Menke
Sean E. Menke